UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2015/May 6, 2015

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

395 de Maisonneuve West

Montreal, Quebec

Canada H3A 1L6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 6, 2015, the following items were submitted to a vote of the stockholders of the Corporation:

1.	Election of eleven Directors to serve for a term of one year that will expire at the Corporation’s 2016 annual meeting :

	For	Against	Abstain	Non Votes
GIANNELLA ALVAREZ	52,308,687	687,597	179,779	2,922,100
ROBERT E. APPLE	52,316,786	684,490	174,787	2,922,100
LOUIS P GIGNAC	51,790,873	1,210,133	175,057	2,922,100
DAVID J. ILLINGWORTH	52,316,287	684,307	175,469	2,922,100
BRIAN M LEVITT	51,727,199	1,273,259	175,605	2,922,100
DAVID G. MAFFUCCI	52,312,791	687,862	175,410	2,922,100
DOMENIC PILLA	52,307,006	689,329	179,728	2,922,100
ROBERT J STEACY	51,227,370	1,773,598	175,095	2,922,100
PAMELA B STROBEL	51,792,569	1,208,516	174,978	2,922,100
DENIS TURCOTTE	51,064,832	1,936,228	175,003	2,922,100
JOHN D WILLIAMS	52,314,611	686,085	175,367	2,922,100

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain
48,383,651	4,568,360	224,052

5.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2015 fiscal year.

For	Against	Abstain
54,898,409	999,126	200,628

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name: Razvan L. Theodoru
Title: Vice-President,
Corporate Law and Secretary

Date:	May 12, 2015

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